Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (this “Agreement”) dated as of June 11, 2021, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Borrower”), each of the Guarantors hereto, each of the Lenders (as defined below) party hereto, MUFG Bank, LTD., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), and MUFG Union Bank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”).
RECITALS
A.    The Borrower, the Administrative Agent, the Collateral Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Credit Agreement dated as of February 9, 2021 (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”).
B.    The Borrower has requested, and the Majority Lenders have agreed, to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein as provided in this Agreement.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Agreement and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Each capitalized term which is defined in the Credit Agreement but which is not defined in this Agreement, shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendment of Section 1.02. Section 1.02 is hereby amended by inserting the following defined terms in the appropriate alphabetical order:
“Erroneous Payment” has the meaning assigned to it in Section 11.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.10(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.10(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.10(d).
“Payment Recipient” has the meaning assigned to it in Section 11.10(a).
2.2    The definition of “Obligations” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Obligations” means any and all amounts owing or to be owing (including Erroneous Payment Subrogation Rights, all interest on any of the Loans, any interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor (or which could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent; the Collateral Agent; the Issuing Banks or any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Agreement or (c) to any Treasury Management Lender under any Lender Treasury Management Agreement, including in each case all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Obligations” owing by such Guarantor.
2.3    A new Section 11.10 of the Credit Agreement is hereby added to read as follows:
Section 11.10   Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured

Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)	(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)
such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b).

(c)    Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an

Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)    Each party’s obligations, agreements and waivers under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
2.4    Amendment of Section 8.12(d). Section 8.12(d) is hereby amended and restated in its entirety as follows:
(d)    With the delivery of each Reserve Report (other than the Initial Reserve Report), the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer on behalf of the Borrower certifying that in all material respects (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, (ii) the Borrower or its Restricted Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Permitted Liens, (iii) [reserved], (iv) none of the Borrowing Base Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all such Borrowing Base Properties sold, (v) since filing the Borrower’s most recent Form 10-K, the Borrower and its Restricted Subsidiaries have not engaged in marketing activities for any Hydrocarbons or entered into any contracts related thereto other than such marketing activities materially consistent with those described in the most recently filed Form 10-K filing of the Borrower, unless any such marketing activities would rise to the materiality thresholds required to be disclosed on the next Form 10-K filing of the Borrower, in which case, such activities will be described on an exhibit to the certificate and (vi) in the case of any Reserve Report delivered pursuant to Section 8.12(a), if Other Secured Debt was outstanding as of the applicable Coverage Ratio Test Date, setting forth the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Consolidated Secured Indebtedness Coverage Ratio as of the most recent Coverage Ratio Test Date.
2.5    Amendment of Section 8.19. Section 8.19 is hereby amended and restated in its entirety as follows:
Section 8.19  Swap Agreements. The Borrower and its Restricted Subsidiaries shall have entered into, and thereafter maintain, as of the Effective Date and the last day of each fiscal quarter of the Borrower thereafter (provided that the Administrative Agent may extend any such date of compliance by up to thirty (30) days in its sole discretion), Swap Agreements with one or more Approved Counterparties that have notional volumes of not less than (a) on the Effective Date, 80% of the projected production of (i) oil and (ii) natural gas liquids and natural gas (taken together), in each case, from the Borrower’s and its Restricted Subsidiaries’ total Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent), calculated separately, for the 12-month period following the Effective Date and 65% of the projected production of (i) oil and (ii) natural gas liquids and natural gas (taken together), in each case, from the Borrower’s and its Restricted Subsidiaries’ total Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent), calculated separately, for months 13 through 24 following the Effective Date, and (b) on the last day of each fiscal quarter, only if the Consolidated Total Net Leverage Ratio as of the last day of the preceding fiscal quarter for which financial statements have been delivered exceeds 2.00 to 1.00, on a rolling basis, 50% of the projected production of (i) oil and (ii) natural gas liquids and natural gas (taken together), in each case, from the Borrower’s and its Restricted Subsidiaries’ total Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent), calculated separately, for the 24-month period succeeding thereafter (clauses (a) and (b), collectively, the “Required Swaps”) (it being understood and agreed that compliance with this Section 8.19 shall be determined in accordance with the Ten-Year Strip Price); provided, that solely to the extent the Borrower and its Restricted Subsidiaries are unable to enter into and thereafter maintain the Required Swaps as of the last day of any fiscal quarter after the use of commercially reasonable efforts to do so (as determined by the Borrower in good faith), the Borrower and its Restricted Subsidiaries shall be required to enter into the Required Swaps no later than the date that is thirty (30) days after such fiscal quarter end (or such later date as the Administrative Agent may agree in its sole discretion) (the “Extended Hedge Deadline”); provided, further, that if the Borrower reasonably determines in good faith that, after working in good faith with the applicable Approved Counterparties, such Approved Counterparties have insufficient aggregate capacity or are unwilling or otherwise fail or refuse to enter into the Required Swaps with one or more Credit Parties on commercially reasonable terms substantially consistent with terms available to other similarly situated borrowers under reserve-based revolving credit facilities in the oil and gas industry by the Extended Hedge Deadline (the “Hedge Availability Shortfall Event”), then on and after the Extended Hedge Deadline, the minimum percentages specified in the definition “Required Swaps” shall be reduced for purposes of compliance with this Section 8.19 solely to the extent necessary to reflect the maximum volumes for which such Approved Counterparties have sufficient aggregate capacity, willingness or otherwise agree to enter into with respect to such Required Swaps (as determined by the Borrower in good faith); provided, that the reduction of such minimum percentages described in the immediately preceding proviso shall automatically terminate, and such immediately preceding proviso shall be of no further force and effect during the term of this Agreement, on the first date on which the Hedge Availability Shortfall Event is no longer continuing.
Section 3.    Effectiveness.
3.1    This Agreement shall become effective on the date on which each of the conditions set forth in this Section 3.1 are satisfied (the “Effective Date”):
(i)    The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Agreement from (a) the Borrower, (b) the Administrative Agent, (c) the Collateral Agent, and (d) Lenders constituting at least the Majority Lenders.
(ii)    The Borrower shall have paid all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 12.03 of the Credit Agreement or any other Loan Document to the extent that such out-of-pocket expenses have been invoiced at least 3 Business Day prior to the Effective Date.
(iii)    No Default or Event of Default shall have occurred and be continuing as of the date hereof, immediately before and after giving effect to the terms of this Agreement.
(iv)    All representations and warranties made by any Credit Party in the Credit Agreement or in the other Loan Documents are, to the knowledge of a Responsible Officer of the Borrower, true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material

Adverse Effect, such representation and warranty (as so qualified) shall be true and correct in all respects.
Section 4.    Miscellaneous.
4.1    (a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Agreement; (b) the execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
4.2    Neither the execution by the Administrative Agent, the Collateral Agent or the Lenders of this Agreement, nor any other act or omission by the Administrative Agent, the Collateral Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent, the Collateral Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s, the Collateral Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations; (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument except as expressly set forth in Section 2; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this letter shall be construed to be a consent by the Administrative Agent, the Collateral Agent or the Lenders to any Violations.
4.3    Each Credit Party hereby acknowledges the terms of this Agreement and represents and warrants to the Lenders that as of the Effective Date, after giving effect to the terms of this Agreement: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.
4.4    Each Credit Party hereby (in each case after giving effect to this Agreement) (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and, in the case of any such Credit Party, each grant of security interests and liens in favor of the Collateral Agent, any Lender or any other Secured Party, as the case may be, under each Loan Document to which it is a party, (ii) in the case of any such Credit Party, agrees and acknowledges that the Liens in favor of Collateral Agent or any Secured Party under each Loan Document to which it is party constitute valid, binding, enforceable and perfected first priority liens and security interests (subject only to Permitted Liens) securing the Obligations and are not subject to avoidance, disallowance or subordination pursuant to any applicable law except as may be agreed in writing by the Collateral Agent, (iii) agrees and acknowledges that the Obligations constitute legal, valid and binding obligations of such Credit Party, and (iv) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents. Each Credit Party acknowledges and agrees that any of the Loan Documents to which it is party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.
4.5    This Agreement is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
4.6    THE LOAN DOCUMENTS, INCLUDING THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
4.7    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

CHESAPEAKE ENERGY CORPORATION, as the Borrower

By:	/s/ Domenic J. Dell'Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer
[Signature Page - First Amendment to the Credit Agreement]

CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE E&P HOLDING, L.L.C.
CHESAPEAKE ENERGY LOUISIANA, LLC
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, L.L.C., on behalf of itself and as general partner of
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE PLAINS, LLC
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHK ENERGY HOLDINGS, INC.
CHK UTICA, L.L.C.
COMPASS MANUFACTURING, L.L.C.
EMLP, L.L.C., on behalf of itself and as the general partner of
EMPRESS LOUISIANA PROPERTIES, L.P.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
WINTER MOON ENERGY CORPORATION
BRAZOS VALLEY LONGHORN, L.L.C.
BURLESON SAND LLC
BURLESON WATER RESOURCES, LLC
ESQUISTO RESOURCES II, LLC
PETROMAX E&P BURLESON, LLC
WHE ACQCO., LLC
WHR EAGLE FORD LLC
WILDHORSE RESOURCES II, LLC
WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC, each as a Guarantor

By:	/s/ Domenic J. Dell'Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature Page - First Amendment to the Credit Agreement]

MUFG BANK, LTD., as Administrative Agent

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

MUFG UNION BANK, N.A., as an Issuing Bank, a Tranche A Lender and Collateral Agent

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, an Issuing Bank and a Tranche A Lender

By:	/s/ Michael Real
Name:	Michael Real
Title:	Managing Director

JPMORGAN CHASE BANK, N.A., an Issuing Bank and a Tranche A Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Vice President

[Signature Page - First Amendment to the Credit Agreement]

BANK OF AMERICA, N.A., as Issuing Bank and a Tranche A Lender

By:	/s/ Greg M. Hall
Name:	Greg M. Hall
Title:	Director

BMO HARRIS BANK, N.A., as Issuing Bank and a Tranche A Lender

By:	/s/ Hill Taylor
Name:	Hill Taylor
Title:	Vice President

ROYAL BANK OF CANADA, as Issuing Bank and a Tranche A Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

DNB CAPITAL LLC, as a Tranche A Lender

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Vice President

By:	/s/ Ahelia Singh
Name:	Ahelia Singh
Title:	Assistant Vice President

[Signature Page - First Amendment to the Credit Agreement]

ABN AMRO CAPITAL USA LLC, as a Tranche A Lender

By:	/s/ Hugo Diogo
Name:	Hugo Diogo
Title:	Managing Director

By:	/s/ Kelly Hall
Name:	Kelly Hall
Title:	Director

CITIBANK, N.A., as Issuing Bank and a Tranche A Lender

By:	/s/ Heathcliff Vaz
Name:	Heathcliff Vaz
Title:	Vice President

MIZUHO BANK, LTD., as a Tranche A Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

GOLDMAN SACHS BANK USA, as a Tranche A Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

[Signature Page - First Amendment to the Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Tranche A Lender

By:	/s/ Kevin Newman
Name:	Kevin Newman
Title:	Vice President
[Signature Page - First Amendment to the Credit Agreement]